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                                                                    EXHIBIT 10.5



                            SHARE PURCHASE AGREEMENT


        This Share Purchase Agreement ("Agreement") dated as of July 1, 1989, is between Unicco Service Company, a Massachusetts business trust ("Unicco") and John C. Feitor (the "Purchaser").

        Unicco hereby offers to the Purchaser, and the Purchaser hereby subscribes for, 27 shares of Non Voting Beneficial Interest (the "Shares") of Unicco under the terms and conditions set forth herein.

        Therefore, the parties agree as follows:

        1. PURCHASE AND SALE. Upon the execution of this Agreement, Unicco shall issue and deliver to the Purchaser a certificate representing 27 Shares in consideration of the Purchaser's payment of $70,983.00 therefor, payable ten (10%) percent by certified or bank check and the remainder by issuance and delivery to Unicco of a Promissory Note in the form of Exhibit A hereto, with interest at the minimum rate which must be stated to avoid imputed interest for Federal income tax purposes.

        2. REPURCHASE OF SHARES If at any time the Purchaser's employment with Unicco is terminated for any reason (including, without limitation, voluntary termination, involuntary termination by Unicco with or without cause, or death or disability), the Purchaser shall be required to sell, and Unicco shall be required to purchase, for the purchase price described below, all of the Shares sold to the Purchaser hereunder. The purchase price of the Shares shall be the book value of such shares, determined by Unicco's independent public accountants as of the last day of the month next preceding the month in which the termination of Purchaser's employment with Unicco shall have occurred.

        The closing of any purchase and sale of Shares required under the provisions of this Section 2 shall be held within a reasonable time, not to exceed sixty (60) days, after the termination of the Purchaser's employment with Unicco. At the closing, Unicco shall make payment for the Shares being purchased by delivering the full amount of the total purchase price in cash or by certified or bank check, and the Purchaser (or his legal representative, in the event of the Purchaser's death) shall deliver to Unicco the certificates for the Shares being sold, free and clear of all liens and encumbrances, together with duly executed stock powers. At the closing, the Purchaser shall repay Unicco, in cash or by certified or bank check, the full principal amount (and all accrued and unpaid interest thereon) of all loans and advances made by Unicco to the Purchaser.

        Notwithstanding the foregoing provisions, if (a) Unicco terminates the Purchaser's employment without cause and (b) Unicco or Steven C. Kletjian, Robert P. Kletjian, Richard J. Kletjian and Louis J. Lanzillo (the "Existing Stockholders") enter into an agreement within one year after the effective date of the Purchaser's termination of employment in which (i) Unicco agrees to sell all or substantially all of its assets not in the ordinary course of its business or (ii) the Existing Stockholders agree to sell more than 50% of their shares of beneficial interest in Unicco (to persons or entities other than Permitted Transferees, as defined below), the Purchaser shall be entitled to receive a percentage of the consideration received by Unicco from the sale of its assets





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after satisfaction of all corporate liabilities or received by the Existing
Stockholders for the sale of their shares, as the case may be, equivalent to the percentage of the beneficial interest of Unicco previously owned by the Purchaser on the effective date of such termination as reduced by all previous payments made to the Purchaser pursuant to this Section.











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        "Permitted Transferees" as used herein means (i) other Existing
Stockholders, (ii) the spouses, parents, sisters, brothers, ancestors and lineal descendants ("Family Members") of Existing Stockholders, (iii) any corporation, partnership, trust or other entity in which the Existing Stockholders or Family Members own more than fifty percent (50%) of the outstanding capital stock, partnership interest or other beneficial interest or (iv) any estate of a deceased Existing Stockholder or Family Member.

        3. RESTRICTIONS ON TRANSFER. The Purchaser agrees that, during the term of his employment with Unicco, he will not, except pursuant to the Pledge and Escrow Agreement of even date herewith among the Purchaser, Unicco and Noel G. Posternak, P.C., as Escrow Agent, sell, assign, give, transfer, pledge, hypothecate, mortgage or otherwise encumber or dispose or dispose of all or any of the Shares (or any interest therein) transferred to him pursuant hereto. Unicco may at any time waive any restriction imposed by this Section 3 with respect to all or any portion of such shares.

        4. TERMINATION OF RESTRICTIONS UPON PUBLIC OFFERING. The restrictions on transfer set forth in Section 3 hereof, and the obligations imposed by Section 2 hereof, shall terminate upon an offering and distribution (if ever) to the public of shares of Unicco's voting shares of beneficial interest pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or a successor statute.

        5. INVESTMENT REPRESENTATION. The Purchaser represents that his acquisition of the Shares is for his own account for investment and not with a view to the resale or distribution thereof, and that no subsequent sale or offer for sale of the Shares shall be made unless (i) the Shares are registered under the Securities Act and applicable state securities laws or (ii), in the opinion of Unicco's counsel, an exemption from such registration is available.

        6. EMPLOYMENT RIGHTS. The Purchaser's ownership of the Shares shall not confer upon him any right with respect to his employment by Unicco or any parent or subsidiary corporation of Unicco nor shall such ownership interfere in any way with the right of any of such corporations to terminate the employment of the Purchaser.

        7. LEGEND ON CERTIFICATES. Unicco shall place a legend on each certificate representing the Shares transferred to the Purchaser hereunder reflecting the restrictions on transfer and Unicco's repurchase obligations set forth herein.

        8. NOTICES. Any communication or notice required or permitted to be given under this Agreement shall be in writing and mailed by registered or certified mail or delivered in hand, if to Unicco and the Existing Stockholders, to Unicco's Treasurer at 41 William Linskey Way, Cambridge, Massachusetts, 02142 or such other address as Unicco may specify in writing to the Purchaser, and if to the Purchaser, to such address as the Purchaser shall last have furnished to Unicco.

        9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto.


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        Executed as a sealed instrument as of July 1, 1989.


                                             UNICCO SERVICE COMPANY


                                       By: /s/ STEVEN C. KLETJIAN
                                           -------------------------------------

                                           /s/ JOHN C. FEITOR
                                           -------------------------------------
                                           John C. Feitor














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                                                                    EXHIBIT 10.5


                                 AMENDMENT NO. 1
                           TO SHARE PURCHASE AGREEMENT

      Agreement, made as of the 2nd day of February, 1998, by and among UNICCO Service Company, a Massachusetts business trust (the "Company"), and John C. Feitor (the "Purchaser").

      WHEREAS, the Company and the Purchaser are parties to a Share Purchase Agreement dated July 1, 1989 (the "Agreement"); and

      WHEREAS, the Company and the Purchaser wish to amend the Agreement to amend the terms upon which the Company may repurchase the Purchaser's shares upon a termination of the Purchaser's employment with the Company;

      NOW THEREFORE, in consideration of the foregoing and the agreement set forth below, the parties hereby agree with one another as follows:

      The first sentence of the first paragraph of Section 2 of the Agreement shall be amended and restated to read in its entirety as follows:

      2. REPURCHASE OF SHARES. If at any time the Purchaser's employment with UNICCO is terminated for any reason (including, without limitation, voluntary termination, involuntary termination by UNICCO, with or without cause, or death or disability), UNICCO shall have the right, at its option, but not the obligation, to repurchase, for the purchase price described below, the all of the Shares sold to the Purchaser below.

      As amended hereby, the Agreement is hereby ratified and confirmed in all respects by all of the parties hereto and thereto and continues in full force and effect.

      Executed as a sealed instrument as of February 2, 1998.

                                    UNICCO Service Company


                                    By: /s/ George A. Keches
                                       ------------------------------
                                        George A. Keches
                                        Chief Financial Officer

                                    PURCHASER

                                    /s/ John C. Feitor
                                    ---------------------------------
                                    John C. Feitor